Exhibit 99.1

Soluna Powers Up Project Dorothy 2, to Increase Bitcoin Hosting Capacity by 60% to 123 MW

Initial phase powered up and ramping; To be completed by Q4 2025.

ALBANY, NY, March 25, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for AI and other intensive computing, announced today that it has the approval from ERCOT and has successfully begun the initial energizing and phased commissioning of Project Dorothy 2, marking a significant expansion of its Bitcoin Hosting capacity,

The energization of Project Dorothy 2 represents the next phase of Soluna’s flagship Texas-based data center, designed to integrate seamlessly with renewable energy sources. The initial energization for the first 18 MW will be fully ramped in Q2 2025 and the remaining two phases totaling 30 MW will be completed by Q4 2025.

Summary Facts on Project Dorothy 2:

Total Size:	48 MW
Phases:	3 phases at 18, 14, and 16 MW each
Date of Initial Energization:	Q1 2025
Anticipated Annual Revenue:	$19 - $25mm
Estimated Date of Completion:	Q4 2025
Revenue source:	Bitcoin Hosting
Hashrate Capacity:	2.2 EH/s
Primary power source:	Wind
Location:	Silverton, Texas

The facility is connected to a 150 MW wind farm, providing a scalable solution to reduce curtailment and optimize clean energy usage. This new phase brings additional computing capacity online, reinforcing Soluna’s commitment to powering high-performance computing with sustainable energy.

John Belizaire, CEO of Soluna stated, “The energization of Project Dorothy 2 builds on the success of Project Dorothy 1, demonstrating how Soluna’s approach to curtailment solutions and sustainable computing can be scaled efficiently.” He added, “As we expand our Bitcoin Hosting capacity, we continue to attract the industry’s top Hyperscaler miners with our white glove service model called Relentless Stewardship.”

Key Features of Project Dorothy 2:

●	Additional 48 MW of renewable-powered Bitcoin Hosting brings Soluna’s total capacity to 123 MW.

●	Strategic integration with local energy infrastructure to minimize curtailment

●	Optimized efficiency to support Bitcoin mining workloads with reduced environmental impact

●	Demonstrates capability to scale data center facilities to material, 100MW+, size cost-effectively and efficiently

Soluna continues its tradition of naming its data centers after women scientists who help catalyze major innovation. Project Dorothy is named after Dorothy Vaughan, an African American mathematician and “human computer” who worked for the National Advisory Committee for Aeronautics and NASA in 1939, exemplifying innovation and excellence in computing.

For more information about Project Dorothy 2 and Soluna’s mission, visit solunacomputing.com

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, our expectations with respect to the anticipated annual revenues and energization of Project Dorothy 2, including our ability to complete the energization of Project Dorothy 2 on the projected timeline or at all, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Soluna Holdings, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the Securities and Exchange Commission. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions, and superior returns. To learn more visit solunacomputing.com and follow us on:

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Contact Information

Cybele Ramirez

Director, Marketing

Soluna Holdings, Inc.

ir@soluna.io